Ecologic Transportation, Inc. 10-K

EXHIBIT 10.23

CONSULTING AGREEMENT MODIFICATION

THIS CONSULTING AGREEMENT MODIFICATION (this “Agreement”) is made as of the 12TH day of October, 2012 by and between Ecologic Transportation, Inc., a Nevada corporation (the “Company”), and Huntington Chase, Ltd., a Nevada corporation (“Consultant”), hereinafter known as “the Parties”.

RECITALS

WHEREAS, the Company retained the services of Consultant pursuant to that certain Consulting Agreement (“Consulting Agreement”) dated October 12, 2009, attached hereto as Exhibit A; and

WHEREAS, the Consulting Agreement was for a period of three years; and

WHEREAS, the Parties desire to extend the term of the Consulting Agreement.

NOW, THEREFORE, the Parties agree as follows:

1) The facts set forth above are true and accurate in each respect.

2) The Consulting Agreement is hereby modified as follows:

a) The term shall be extended for an additional three years, until October 12, 2015.

3) All other terms and conditions of the Consulting Agreement shall remain unchanged.

4) This Modification may not be amended, changed, modified, altered or terminated without in each instance the prior written consent of the LENDER.

5) This Modification shall be construed in accordance with and governed by the State of California.

IN WITNESS WHEREOF, and acknowledging acceptance and agreement of the foregoing, the Company and Consultant affix their signatures hereto.

ECOLOGIC TRANSPORTATION, INC.		HUNTINGTON CHASE LTD.

/s/ William B. Nesbitt		/s/ Edward W. Withrow III

By: William B. Nesbitt		By: Edward W. Withrow III
Title: President		Title: President

Dated:	October 12, 2012	Dated:	October 12, 2012

State of:	CALIFORNIA	County of:	LOS ANGELES